LEGG MASON PARTNERS EQUITY TRUST

SHAREHOLDER SERVICES AND
DISTRIBUTION PLAN

February 8, 2007

WHEREAS, the Board of Trustees of Legg Mason Partners Equity Trust (Trust) wishes to adopt this Shareholder Services and Distribution Plan (Plan) adopted pursuant to Rule 12b-1 (the Rule) under the Investment Company Act of 1940, as amended (the 1940 Act) for each series of the Trust (each a Fund and collectively, the Funds) listed in Appendix A, as it may be amended from time to time, to be effective as of the date set forth above.

NOW, THEREFORE, this Plan is adopted in accordance with the Rule with respect to those classes of shares (each a Class) of the Funds as listed in Appendix A, subject to the following terms and conditions:

Section 1.  Annual Fee.

(a) Service and Distribution Fee for Class A shares. For each Fund with Class A shares, the Fund may pay to one or more principal underwriters, broker-dealers, financial intermediaries (which may include banks), and others that enter into a distribution, underwriting, selling or service agreement with respect to shares of a Fund or Class thereof (each of the foregoing a Servicing Party) a service and distribution fee, provided that the aggregate amount of all such payments with respect to Class A shares does not exceed an amount calculated at the annual rate set forth in Appendix A (the Class A Service
Fee).

(b) Service and Distribution Fee for Class B shares. For each Fund with Class B shares, the Fund may pay to one or more Servicing Parties a service and distribution fee, provided that the aggregate amount of all such payments with respect to Class B shares does not exceed an amount calculated at the annual rate set forth in Appendix A (the Class B Service Fee).

(c) Service and Distribution Fee for Class C shares. For each Fund with Class C shares, the Fund may pay to one or more Servicing Parties a service and distribution fee, provided that the aggregate amount of all such payments with respect to Class C shares does not exceed an amount calculated at the annual rate set forth in Appendix A (the Class C Service Fee).

(d) Service and Distribution Fee for Class R shares. For each Fund with Class R shares, the Fund may pay to one or more Servicing Parties a service and distribution fee, provided that the aggregate amount of all such payments with respect to Class R shares does not exceed an amount calculated at the annual rate set forth in Appendix A (the Class R Service Fee).

(e) Service and Distribution Fee for Class O shares. For each Fund with Class O shares, the Fund may pay to one or more Servicing Parties a service and distribution fee, provided that the aggregate amount of all such payments with respect to Class O shares does not exceed an amount calculated at the annual rate set forth in Appendix A (the Class O Service Fee).

(f) Service and Distribution Fee for Class I shares. For each Fund with Class I shares, the Fund may pay to one or more Servicing Parties a service and distribution fee, provided that the aggregate amount of all such payments with respect to Class I shares does not exceed an amount calculated at the annual rate set forth in Appendix A (the Class I Service Fee).

(g) Service and Distribution Fee for Class FI shares. For each Fund with Class FI shares, the Fund may pay to one or more Servicing Parties a service and distribution fee, provided that the aggregate amount of all such payments with respect to Class FI shares does not exceed an amount calculated at the annual rate set forth in Appendix A (the Class FI Service Fee).

(g) Service and Distribution Fee for Class 1 shares. For each Fund with Class 1 shares, the Fund may pay to one or more Servicing Parties a service and distribution fee, provided that the aggregate amount of all such payments with respect to Class 1 shares does not exceed an amount calculated at the annual rate set forth in Appendix A (the Class 1 Service Fee, and collectively with the Class A Service Fee, the Class B Service Fee, the Class C Service Fee, the Class R Service Fee, the Class O Service Fee, the Class I Service Fee and the Class FI Service Fee, the Service Fees).

(h) Payment of Fees. The Service Fees described above will be calculated daily and paid monthly by the Fund with respect to each Class as provided in Appendix A.

The Trust is authorized to engage in the activities listed herein either directly or through other entities.

	Section 2.  Expenses Covered by the Plan.

With respect to the fees payable by each Class, the Service Fees for a Class may be used by a Servicing Party for expenses related to that Class, including without limitation: (a) costs of printing and distributing the Funds prospectuses, statements of additional information and reports to prospective investors in the Fund; (b) costs involved in preparing, printing and distributing sales literature pertaining to the Fund and reports for persons other than existing shareholders; (c) an allocation of overhead and other branch office distribution-related expenses of a Servicing Party; (d) payments made to, and expenses of, a Servicing Party (including on behalf of its financial consultants) and other persons who provide support or personal services to Fund shareholders in connection with the distribution of the Funds shares, including but not limited to, office space and equipment, communication facilities, answering routine inquiries regarding the Fund and its operations, processing shareholder transactions, promotional, advertising or marketing activity, sub-accounting and recordkeeping services (in excess of ordinary payments made to the Funds transfer agent or other recordkeeper), obtaining shareholder information and providing information about the Fund, asset allocation services, compensating sales personnel, maintaining and servicing shareholder accounts (including the payment of a continuing fee to financial consultants); and (e) interest-related expenses, or the cost of capital associated with, the financing of any of the foregoing; provided, however, that
(i) the Service Fee for a particular Class that may be used by the Servicing Party to cover expenses primarily intended to result in the sale of shares of that Class, including, without limitation, payments to the Servicing Party and other persons as compensation for the sale of the shares (including payments that may be deemed to be selling concessions or commissions) may not exceed the maximum amount, if any, as may from time to time be permitted for such services under NASD Conduct Rule 2830 or any successor rule, in each case as amended or interpreted by the NASD (Rule 2830), and (ii) the Service Fee for a particular Class that may be used by the Servicing Party to cover expenses primarily intended for personal service and/or maintenance of shareholder accounts may not exceed the maximum amount, if any, as may from time to time be permitted for such services under Rule 2830. The Servicing Party may retain portions of the Service Fees in excess of its expenses incurred.

It is recognized that a Funds investment manager (Manager), principal underwriter, a Servicing Party, or an affiliate of the foregoing may use its management or advisory fee revenues, past profits or its resources from any other source, to make payment to a Servicing Party or any other entity with respect to any expenses incurred in connection with the distribution or marketing and sales of the Funds shares, including the activities referred to above. Notwithstanding any language to the contrary contained herein, to the extent that any payments made by the Fund to its Manager or any affiliate thereof, including payments made from such Manager or affiliates management or advisory fee or administrative fee or payments made for shareholder services should be deemed to be indirect financing of any activity primarily intended to result in the sale of Fund shares within the context of the Rule, then such payments shall be deemed to be authorized by this Plan but shall not be subject to the limitations set forth in Section 1.

It is further recognized that the Fund will enter into normal and customary custodial, transfer agency, recordkeeping and dividend disbursing agency and other service provider arrangements, and make separate payments under the terms and conditions of those arrangements. These arrangements shall not ordinarily be deemed to be a part of this Plan.

	Section 3.  Sales Charges

It is understood that, under certain circumstances, as disclosed in the Funds prospectus, an initial sales charge may be paid by investors who purchase Fund shares, and the Fund may pay to the Servicing Party, or the Fund may permit such persons to retain, as the case may be, such sales charge as full or partial compensation for their services in connection with the sale of Fund shares. It is also understood that, under certain circumstances, as disclosed in the Funds prospectus, the Fund or the Servicing Party may impose certain deferred sales charges in connection with the repurchase of such Fund shares, and the Fund may pay to a Servicing Party, or the Fund may permit such persons to retain, as the case may be, all or any portion of such deferred sales charges.

	Section 4.  Approval by Shareholders.

Except to the extent that, in accordance with Section 8 below, this Plan amends an existing plan adopted pursuant to the Rule with respect to a Fund or Class, the Plan will not take effect, and no fee will be payable in accordance with Section 1 of the Plan, with respect to a Class of a Fund until the Plan has been approved by a vote of at least a majority of the outstanding voting securities of that Class. The Plan will be deemed to have been approved with respect to a Class of each Fund so long as a majority of the outstanding voting securities of that Class votes for the approval of the Plan, notwithstanding that: (a) the Plan has not been approved by a majority of the outstanding voting securities of any other Class, or (b) the Plan has not been approved by a majority of the outstanding voting securities of the Fund.

	Section 5.  Approval by Board Members.

Neither the Plan nor any related agreements will take effect, with respect to a Class of a Fund, until approved by a majority vote of both (a) the Board of Directors or Trustees (Board) and (b) those Board members who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to it (the Qualified Board Members), cast in person at a meeting called for the purpose of voting on the Plan and the related agreements.

	Section 6.  Continuance of the Plan.

The Plan will continue in effect with respect to each Class until June 30, 2007 and thereafter for successive twelve-month periods with respect to each Class; provided, however, that such continuance is specifically approved at least annually by the Board members of the Trust and by a majority of the Qualified Board Members in accordance with Section 5.

	Section 7.  Termination.

The Plan may be terminated at any time with respect to a Class of a Fund (i) by the Fund without the payment of any penalty, by the vote of a majority of the outstanding voting securities of such Class of such Fund or (ii) by a majority vote of the Qualified Board Members. The Plan may remain in effect with respect to a particular Class of a Fund even if the Plan has been terminated in accordance with this
Section 7 with respect to any other Class of such Fund.

	Section 8.  Amendments.

The Plan may not be amended with respect to any Class so as to increase materially the amounts of the fees described in Section 1, unless the amendment is approved by a vote of holders of at least a majority of the outstanding voting securities of that Class. No material amendment to the Plan may be made unless approved by the Trusts Board in the manner described in Section 5.

	Section 9.  Selection of Certain Board Members.

While the Plan is in effect, the Trust shall comply with Rule 12b-
1(c).

	Section 10.  Written Reports.

In each year during which the Plan remains in effect, the proper officers of the Fund will prepare and furnish to the Trusts Board and the Board will review, at least quarterly, written reports complying with the requirements of the Rule, which set out the amounts expended under the Plan and the purposes for which those expenditures were made.

	Section 11.  Preservation of Materials.

The Trust will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 10, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan.

	Section 12.  Meanings of Certain Terms.

As used in the Plan, the terms interested person and majority of the outstanding voting securities will be deemed to have the same meaning that those terms have under the rules and regulations under the 1940 Act, subject to any exemption that may be granted to the Trust under the 1940 Act, by the Securities and Exchange Commission (the Commission), or as interpreted by the Commission.

	Section 13.  Limitation of Liability

The Trusts Declaration of Trust is on file with the Office of the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Plan has been adopted on behalf of the Fund by the Trustees of the Trust in their capacity as Trustee of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

	Section 14.  Severability

The provisions of the Plan are severable for each Fund and Class covered by this Plan, and actions taken with respect to a Plan in conformity with the Rule will be taken separately for each such Fund or Class.
	Section 15. Governing Law

This plan shall be governed by, and construed in accordance with, the laws of the State of New York.


APPENDIX A
SHAREHOLDER SERVICES AND DISTRIBUTION PLAN


Name of Fund
Name of
Class
Aggregate
Service Fee



Legg Mason Partners Aggressive Growth
Fund
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class I
None

Class R
0.50%

Class FI
0.25%






Legg Mason Partners All Cap Fund
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class I
None

Class 1
None



Legg Mason Partners Appreciation Fund
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class I
None

Class R
0.50%

Class FI
0.25%



Legg Mason Partners Capital and Income
Fund
Class A
0.25%

Class B
0.75%

Class C
1.00%

Class I
None



Legg Mason Partners Capital Fund
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class I
None



Legg Mason Partners Classic Values Fund
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class I
None



Legg Mason Partners Convertible Fund
Class A
0.25%

Class B
0.75%

Class C
1.00%

Class I
None



Legg Mason Partners Diversified Large Cap
Growth Fund
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class I
None



Legg Mason Partners Dividend Strategy
Fund
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class I
None

Class 1
None



Legg Mason Partners Emerging Markets
Equity Fund
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class I
None



Legg Mason Partners Equity Fund
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class O
None

Class I
None



Legg Mason Partners Financial Services
Fund
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class I
None



Legg Mason Partners Fundamental Value
Fund
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class I
None



Legg Mason Partners Global Equity Fund
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class I
None

Class 1
None



Legg Mason Partners International All Cap
Opportunity Fund
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class I
None



Legg Mason Partners Investors Value Fund
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class O
None

Class I
None



Legg Mason Partners Large Cap Growth Fund
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class I
None

Class R
0.50%

Class FI
0.25%



Legg Mason Partners Lifestyle Allocation
100%
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class I
None



Legg Mason Partners Lifestyle Allocation
30%
Class A
0.25%

Class B
0.75%

Class C
0.70%

Class I
None



Legg Mason Partners Lifestyle Allocation
50%
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class I
None



Legg Mason Partners Lifestyle Allocation
70%
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class I
None



Legg Mason Partners Lifestyle Allocation
85%
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class I
None



Legg Mason Partners Lifestyle Income Fund
Class A
0.25%

Class B
0.75%

Class C
0.70%

Class I
None



Legg Mason Partners Mid Cap Core Fund
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class I
None

Class 1
None



Legg Mason Partners S&P 500 Index Fund
Class A
0.20%

Class D
None



Legg Mason Partners Small Cap Core Fund
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class I
None



Legg Mason Partners Small Cap Growth Fund
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class FI
0.25%

Class R
0.50%

Class I
None

Class 1
None



Legg Mason Partners Small Cap Value Fund
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class I
None



Legg Mason Partners Social Awareness Fund
Class A
0.25%

Class B
1.00%

Class C
1.00%

Class I
None






Expressed as an annual rate of the average daily net assets of the Fund attributable to that Class.




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